U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    Rule 24f-2
       Notice for Separate Account  UL  of
       Metropolitan Life Insurance Company
       Registration File No. 33-32813, 33-47927, 33-57320, and 33-91226
       File No. 811-6025

Gentlemen:

It is my opinion that the securities issued in connection with the captioned filing and which this notice makes definite in number were legally issued and fully paid and are non-assessable.


Sincerely,

/s/ Christoper P. Nicholas
Christoper P. Nicholas
Associate General Counsel


February 21, 1997